UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 16, 2009

Vantage Drilling Company

(Exact name of registrant as specified in its charter)

Cayman Islands	1-34094
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Post Oak Boulevard, Suite 610 Houston, TX	77056
(Address of principal executive offices)	(Zip Code)

(281) 404-4700
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

Vantage Drilling Company, a Cayman Islands exempted company (the “Company”), acquired an option to purchase an ultra-deepwater drillship, hull number 3602.  The option lapsed pursuant to its terms, and pursuant to its terms the Company was obligated to pay a termination fee of $10.0 million to Mandarin Drilling Corporation, a Marshall Islands corporation (“Mandarin”). In settlement of its obligations under the option, the Company reached an agreement (the “Termination Agreement”) with Mandarin to issue 7,299,270 of the Company’s ordinary shares, par value $0.001 per share, to F3 Capital, a Cayman Islands exempt company (“F3”), in lieu of paying the termination fee in cash.  Mandarin and F3 are wholly-owned by Hsin Chi Su, a director of the Company.

The ordinary shares issued to Mandarin were issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended.

The Termination Agreement is filed as Exhibit 10.1 and is incorporated into this Current Report on Form 8-K by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
10.1	Termination Agreement dated January 7, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 20, 2009

VANTAGE DRILLING COMPANY

/s/ Chris E. Celano
Chris E. Celano,
General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

10.1	Termination Agreement dated January 7, 2009